EXHIBIT 23(b)

                  TANNENBAUM HELPERN SYRACUSE & HIRSCHTRITT LLP
                                900 THIRD AVENUE
                          NEW YORK, NEW YORK 10022-4775
                                 (212) 508-6700
                            FACSIMILE: (212) 371-1084

                                                                   July 20, 2004

Board of Directors
SearchHelp, Inc.
1055 Stewart Avenue
Bethpage, NY  11714

Ladies and Gentlemen:

         You have requested our opinion, as counsel for SearchHelp, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended, filed by the Company with the Securities and Exchange Commission for the registering of the SearchHelp, Inc. 2004 Stock Plan consisting of 1,500,000 shares of the Company's common stock, $.0001 par value (the "Common Stock")

         We have also reviewed your Articles of Incorporation, Bylaws and such other corporate records, documents and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion. In our review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing and in reliance thereon, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged.

         2. The Company has an authorized capitalization as set forth in the Registration Statement.

         3. The shares of Common Stock of the Company to be issued under the Registration Statement, the Warrants and the Common Stock to be issued upon exercise of the Warrants in accordance with their respective terms will each be duly and validly authorized, legally issued, fully paid and non-assessable.


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         4.       Upon the execution by the Company,  the Warrant Agreement,  by and between the Company and the American Stock Transfer and Trust Company, will be the legal, valid and binding obligation of the Company and will be enforceable against the Company in accordance with its terms.

         This opinion is limited to the laws of the State of Delaware, including
all   statutory   provisions,   all   applicable   provisions  of  the  Delaware
constitution, and reported decisions interpreting those laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to our name under the caption "Legal Matters" included in the Registration Statement.


                               Sincerely,

                               /s/ Tannenbaum Helpern Syracuse & Hirschtritt LLP
                               -------------------------------------------------
                               Tannenbaum Helpern Syracuse & Hirschtritt LLP


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